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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion and incorporation by reference in this Registration Statement on Form S-3 to register 2,900,000 shares of common stock of our report dated May 6, 1999 relating to the financial statements of PolyMedica Corporation, which appear in such Registration Statement and in the 1999 Annual Report on Form 10-K of PolyMedica Corporation. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 3, 1999